                                                                   Exhibit 10.23

                          AGREEMENT AND GENERAL RELEASE


CONSULT WITH A LAWYER BEFORE SIGNING THIS AGREEMENT AND RELEASE. BY SIGNING THIS AGREEMENT, YOU GIVE UP AND WAIVE IMPORTANT LEGAL RIGHTS.


I, George Donahue, of 373 Marlborough Street, Unit 1, Boston, MA 02115, understand and, of my own free will, enter into this AGREEMENT AND GENERAL RELEASE ("AGREEMENT" or "Agreement") for the benefit of Unisphere Solutions, Inc., a Delaware corporation with principal offices at One Executive Drive, Chelmsford, MA 01824, and its subsidiaries, (hereinafter referred to individually and collectively as "UNISPHERE"), and in consideration of the payments and benefits described herein, agree as follows:


1. My employment with UNISPHERE will be terminated on June 1, 2000 (the "Termination Date"). My last day actively at work with UNISPHERE will be June 1, 2000. I hereby resign from any corporate office or official position which I hold with UNISPHERE or any subsidiary of UNISPHERE effective as of the Termination Date.

2. I hereby acknowledge and agree that, in accordance with the terms of UNISPHERE's Stock Incentive Compensation Plan (the "Plan"), all options previously awarded to me under that Plan shall be cancelled and forfeited by me upon termination of my employment on the Termination Date. In consideration of my entering into this Agreement and in further consideration of my agreement to forfeit any and all option awards previously granted to me, I will be eligible to receive an amended non-qualified stock option award under the Plan for a total of 16,666 shares (on a post-split basis) of common stock of Unisphere Solutions, Inc. with immediate vesting of those 16,666 options upon the Effective Date of this Agreement (as set forth in Paragraph 13 hereof) and a one (1) year period following the Termination Date to exercise the same, at an exercise price of $9.30 per share.

3. I understand that, except as provided in Paragraph 2 of this AGREEMENT, after the Termination Date, I will have no further rights to any other compensation or benefits from UNISPHERE or any of its subsidiaries, including, but not limited to, any rights to or under any salary, bonus, compensation, milestone, incentive, retention or stock option plans of UNISPHERE or its subsidiaries, or vacation, severance, pension, medical, dental, life, short term disability, long term disability or other insurance or benefits of any kind.

4. I understand UNISPHERE will not be required to provide the payments and benefits set forth in Paragraph 2 of this AGREEMENT unless and until I sign this AGREEMENT and this AGREEMENT becomes effective pursuant to Paragraph 18 hereof.

5. I understand that this AGREEMENT does not constitute an admission by UNISPHERE or myself of any (a) violation of any statute, law or regulation;
     (b) breach of contract, actual or implied; or (c) commission of any tort.

6. In consideration for the payments and benefits set forth in Paragraph 2 of this AGREEMENT, I do, on behalf of myself, my legal representatives, heirs, executors, administrators, successors and assigns, agree and promise not to sue and to forever release UNISPHERE, its affiliates, subsidiaries, and divisions and their respective predecessors, successors and assigns and their current and former directors, representatives, agents, employees, officers and shareholders, both individually and in their official capacities, (the "Releasees") from any and all claims, actions, causes of action, suits, demands, liabilities, complaints, contracts, agreements, promises and charges of every kind, nature and description, whenever they arose and whether in law or in equity, which may by law be waived including, but not limited to, claims related to my employment with UNISPHERE, the compensation, benefits, terms and conditions of my employment with UNISPHERE, or the cessation of my employment with UNISPHERE as well as any application for re-employment that has been made prior to this date with UNISPHERE. This release includes but is not limited to any claim, charge or action arising under any federal, state or local discrimination statute, which include, but are not limited to, Title VII of the Civil Rights Act of 1964 and 1991, The Age Discrimination in Employment Act, the Rehabilitation Act of 1973, the Older Workers Benefit Protection Act, the Massachusetts Fair Employment Practices Act, the Fair Labor Standards Act, the Americans with Disabilities Act, the Occupational Health and Safety Act, the Family and Medical Leave Act, and the National Labor Relations Act. This release also includes any other federal, state, county, city or local law, statute, ordinance, regulation, public policy, contract or tort law having any bearing whatsoever on the terms and conditions of my employment or the cessation of that employment, including, but not limited to, those laws relating to discrimination on the basis of age, sex, race, national origin, religion, marital status, sexual orientation or payment of wages, or under any other theory of law or contract, including but not limited to, fraud, wrongful termination or intentional or negligent infliction of emotional or mental distress, libel or slander. I intend to waive and release any rights I may have under these and other laws which I ever had, now have or shall have as of the date of this Agreement, but I do not intend to nor am I waiving any rights or claims that may arise after the date I sign this AGREEMENT, or that may arise from UNISPHERE's breach of this AGREEMENT.

7. I understand and acknowledge that the payments and benefits set forth under this AGREEMENT completely satisfy any obligations which UNISPHERE may have towards me under the Plan.

8. I acknowledge and agree that nothing in this AGREEMENT shall be deemed to reduce in any way the obligations I have under any non-competition agreement, employee patent and secrecy agreement or confidentiality agreements which apply to me.

     I agree to strictly maintain the confidentiality of the terms of this AGREEMENT and shall not disclose any information relating thereto to any individual other than my immediate family members, counsel and tax advisor.

9. This AGREEMENT shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of law.

10. The terms and provisions of this AGREEMENT are severable. If one or more provisions or terms of this AGREEMENT shall be ruled unenforceable, UNISPHERE may elect to enforce the remainder of this AGREEMENT.

11. I understand that this AGREEMENT may not affect the rights and responsibilities of the Equal Employment Opportunity Commission ("Commission") to enforce the Age Discrimination in Employment Act ("ADEA") or be used to justify interfering with the protected right of an employee to file a charge under the ADEA or participate in an investigation or proceeding conducted by the Commission under the ADEA. I further understand that this AGREEMENT may not affect the rights and responsibilities of the Massachusetts Commission Against Discrimination ("MCAD") to enforce the laws of the Commonwealth of Massachusetts prohibiting discrimination in employment or be used to justify interfering with the protected right of an employee to file a charge under such laws or participate in an investigation or proceeding conducted by the MCAD under those laws.

12. I was given a copy of this AGREEMENT on or before the Termination Date. I have had an opportunity to consult an attorney before signing it and was given a period of at least twenty-one (21) days or until August 2, 2000 to consider this AGREEMENT. In the event that I sign this Agreement within less than twenty-one (21) days of receipt, I acknowledge that I did so voluntarily and with knowledge of the opportunity to consider this Agreement for the entire twenty-one (21) day period. I acknowledge that in signing this AGREEMENT I have relied only on the promises written in this AGREEMENT and not on any other promise made by UNISPHERE.

13. I have seven (7) days to revoke this AGREEMENT after I sign it by sending written notice to UNISPHERE addressed as follows: Unisphere Solutions, Inc., One Executive Drive, Chelmsford, MA 01824, Attention: Director of Human Resources, which notice must be postmarked within seven (7) days of my execution hereof. If the seventh day is a Saturday, Sunday or legal holiday in Massachusetts, then the revocation period shall not expire until the next following day which is not a Saturday, Sunday or legal holiday. This AGREEMENT will not become effective or enforceable until ten (10) days after UNISPHERE has received my signed copy of this AGREEMENT (the "Effective Date") provided the revocation period expires without my having exercised the right to revoke. No benefits will be made hereunder until the revocation period has expired without exercise and the Agreement becomes effective as set forth herein.

14. This AGREEMENT may not be modified or changed orally. Any modifications or amendments must be in writing and signed by the parties hereto. The parties agree that this Agreement represents the entire agreement of the parties and supersedes all prior communications, agreements or understandings, either oral or written, if any, regarding the same.

15. Any and all disputes, complaints, controversies, claims and grievances (excluding those specifically excepted herein) arising under, out of, in connection with, or in any manner related to this AGREEMENT or the relation of the parties hereunder shall be submitted to final and binding arbitration to be conducted by the American Arbitration Association in accordance with its Rules applicable to these types of disputes, complaints, claims or grievances, by a neutral and impartial arbitrator acceptable to me and UNISPHERE. If such an arbitrator has not been selected by me and UNISPHERE within 60 days after AAA first provides a list of eligible arbitrators, or within thirty days after the occurrence of a vacancy, a neutral and impartial arbitrator shall be selected and appointed by the American Arbitration Association, in accordance with its Rules. Unless otherwise required under applicable law, the arbitration proceedings shall be conducted in Boston, Massachusetts or in the city where the principal place of business of UNISPHERE is situated at the date of this AGREEMENT or a city mutually agreed to by the parties, and the procedural rules of the place of arbitration shall apply. Arbitration proceedings hereunder may be commenced by written notice from either party hereto to the other party. Such proceedings and evidence shall be confidential. The arbitrator shall have the power and the authority to make such decisions and awards as he/she shall deem appropriate, including granting compensatory damages and costs to the prevailing party (including fees of the arbitrator, but excluding punitive, exemplary, consequential or special damages, and attorneys' fees), and the granting or issuance of such mandatory directions, prohibitions, orders, restraints and other injunctions (other than any of the foregoing that would reestablish the employment relationship formerly existing between UNISPHERE and myself) that he/she may deem necessary or advisable directed to or against any of the parties, including a direction or order requiring specific performance of any covenant, agreement or provision of this AGREEMENT as a result of a breach or threatened breach thereof. The cost of such arbitration shall be borne equally by the parties except that each party shall bear its own cost of attorneys' fees and expenses. Any decision and award of the arbitrator shall be final, binding and conclusive upon all of the parties hereto and said decision and award may be entered as a final judgment in any court of competent jurisdiction. It is expressly agreed that arbitration as provided herein shall be the exclusive means for determination of all matters as above provided and neither of the parties hereto shall institute any action or proceeding in any court of law or equity, state or federal, other than respecting enforcement of the arbitrator's award hereunder. The foregoing sentence shall be a bona fide defense in any action or proceeding instituted contrary to this AGREEMENT. Notwithstanding the foregoing, nothing contained herein shall prevent or restrain in any manner UNISPHERE from instituting an action or claim in any court, or such other forum as may be appropriate to enforce the terms of any employee patent and secrecy agreement, (or similar agreement relating to UNISPHERE's confidential or proprietary business information or trade secrets) to protect UNISPHERE's proprietary or confidential business information or trade secrets, to enforce or protect UNISPHERE's patent, copyright, trademark, trade name or trade dress rights, to redress claims for product disparagement or trade libel, or to protect UNISPHERE's reasonable business expectations or relations with third parties, or to enforce the terms of any non-competition agreement. To the extent this paragraph sets forth different procedures, or remedies, or provides the arbitrator different powers than are set forth in the Rules of the American Arbitration Association, the terms of this paragraph shall take precedence.



REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

I HAVE BEEN ADVISED THAT I HAVE TWENTY-ONE (21) DAYS TO CONSIDER THIS AGREEMENT AND I HAVE BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT. I FURTHER UNDERSTAND THAT I MAY REVOKE THIS AGREEMENT FOR A PERIOD OF SEVEN (7) DAYS FOLLOWING THE DAY I EXECUTE THE AGREEMENT AND SAID AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE REVOCATION PERIOD HAS EXPIRED. I UNDERSTAND THAT THIS AGREEMENT WILL BE A BINDING LEGAL DOCUMENT AND THAT MY SIGNATURE WILL COMMIT ME TO ITS TERMS. I HAVE READ THIS AGREEMENT, AND I UNDERSTAND ALL OF ITS TERMS. HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS AS SET FORTH HEREIN, I FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, VOLUNTARILY ENTER INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS I HAVE, HAD OR MIGHT HAVE AGAINST UNISPHERE.




                                           /s/ George Donahue
                                           ---------------------------
                                           George Donahue

                                           Date:  7/31/00
                                                 ---------------------

STATE OF FLORIDA     )
                           :ss
COUNTY OF                )

On this 31st day of July, 2000 before me personally came George Donahue to me known and known to be the individual who executed the foregoing AGREEMENT AND GENERAL RELEASE before me and duly acknowledged to me that he/she executed the same as his/her free act and deed.




NOTARY PUBLIC * STATE OF FLORIDA            /s/ LuAnn S. McDaniel
OFFICIAL NOTARY SEAL                        ------------------------
LUANN S. MCDANIEL                           Notary Public
COMMISSION NUMBER                           My Commission Expires:
CC786911                                    Nov. 19, 2002
MY COMMISSION EXPIRES:
NOV. 19, 2002

                                           Unisphere Solutions, Inc.




                                           BY: /s/ Ann Laporte
                                              ----------------------

                                           Date: 8/4/00
                                                --------------------